                             PINNACLE HOLDINGS INC.

                                      and

                           FIRST UNION NATIONAL BANK,
                         a national banking institution

                                  Rights Agent



                                RIGHTS AGREEMENT




                         Dated as of December 22, 2000



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                               TABLE OF CONTENTS

                                                                           Page

Section 1.   Certain Definitions.............................................1
Section 2.   Appointment of Rights Agent.....................................5
Section 3.   Issue of Rights Certificates....................................5
Section 4.   Form of Rights Certificates.....................................7
Section 5.   Countersignature and Registration...............................7
Section 6.   Transfer, Split Up, Combination, and Exchange of Rights
                  Certificates: Mutilated, Destroyed, Lost, or Stolen
                  Rights Certificates........................................8
Section 7.   Exercise of Rights; Purchase Price; Expiration Date of Rights...9
Section 8.   Cancellation and Destruction of Rights Certificates............11
Section 10.  Preferred Stock Record Date....................................12
Section 11.  Adjustment of Purchase Price, Number and Kind of Shares,
                  and Number of Rights......................................13
Section 12.  Certificate of Adjusted Purchase Price or Number of Shares.....20
Section 13.  Consolidation, Merger, or Sale or Transfer of Assets or
                  Earning Power.............................................21
Section 14.  Fractional Rights and Fractional Shares........................23
Section 15.  Rights of Action...............................................25
Section 16.  Agreement of Rights Holders....................................25
Section 17.  Rights Certificate Holder Not Deemed a Shareholder.............26
Section 18.  Concerning the Rights Agent....................................26
Section 19.  Merger or Consolidation or Change of Name of Rights Agent......27
Section 20.  Duties of Rights Agent.........................................27
Section 21.  Change of Rights Agent.........................................29
Section 22.  Issuance of New Rights Certificates............................30
Section 23.  Redemption and Termination.....................................31
Section 24.  Exchange.......................................................31
Section 25.  Notice of Certain Events.......................................33
Section 26.  Notices........................................................33
Section 27.  Supplements and Amendments.....................................34
Section 28.  Successors.....................................................35
Section 29.  Determinations and Actions by the Board of Directors...........35
Section 30.  Benefits of this Agreement.....................................35
Section 31.  Severability...................................................35
Section 32.  Governing Law..................................................36
Section 33.  Counterparts...................................................36
Section 34.  Descriptive Headings...........................................36



Exhibit A - Form of Certificate of Designation
Exhibit B - Form of Rights Certificate
Exhibit C - Summary of Rights



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                                RIGHTS AGREEMENT

         RIGHTS AGREEMENT, dated as of December 22, 2000 (the "Agreement"), between PINNACLE HOLDINGS INC., a Delaware corporation (the "Company"), and FIRST UNION NATIONAL BANK, a national banking institution, (the "Rights Agent").

         Effective December 22, 2000 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one Right for each share of Common Stock outstanding at the Close of Business on January 12, 2001 (the "Record Date"), and has authorized the issuance of one Right (subject to adjustment as provided herein) for each share of Common Stock issued between the Record Date and the Distribution Date, each Right initially representing the right to purchase one one-hundredth of one share of Preferred Stock of the Company upon the terms and subject to the conditions set forth herein (the "Rights").

         Accordingly, in consideration of the premises and the mutual agreements set forth in this Agreement, the parties agree as follows:

         SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

         (a) "Acquiring Person" means any Person who, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, other than as the result of an offer for all outstanding shares of Common Stock determined by the Board of Directors to be fair to and otherwise in the best interests of the Company and its stockholders, but shall not include an Exempt Person. Notwithstanding the foregoing: (i) no Person shall become an "Acquiring Person" as a result of an acquisition of Common Stock by the Company that , by reducing the aggregate number of shares of Common Stock outstanding, increases the percentage of the total number of shares of Common Stock outstanding that are beneficially owned by such Person to 15% or more; however, if a Person shall become the Beneficial Owner of 15% or more of the Common Stock then outstanding by reason of purchases of Common Stock by the Company and such Person shall, after such share purchases by the Company, become the Beneficial Owner of additional shares of Common Stock totaling 1% or more of the shares of Common Stock then outstanding, then such Person shall constitute an "Acquiring Person" and (ii) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently and in good faith, and, if requested by the Board of Directors, such Person agrees to divest himself of a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement."

         (b) "Act" means the Securities Act of 1933, as amended and as in effect on the date of this Agreement.



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         (c)      "Adjustment Share Amount" shall have the meaning set forth in
Section 11(a)(ii).

         (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (e) "Agreement" shall have the meaning set forth in the preface at the beginning of this Agreement.

         (f) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

                  (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise. A Person shall not, however, be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights at any time before the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event if the Rights were acquired by such Person or any of such Person's Affiliates or Associates before the Distribution Date or pursuant to
Section 3(a) or Section 22 (the "Original Rights") or pursuant to Section 11(i) in connection with an adjustment made with respect to any Original Rights;

                  (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; that a Person shall not be deemed, however, the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement, or understanding to vote such security if such agreement, arrangement, or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (B) is not also then reportable by such Person on pursuant to Regulation 13D-G under the Exchange Act (or any comparable or successor regulation); or

                  (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement, or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant



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to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (f)), or disposing of any voting securities of the Company. Nothing in this paragraph (f), however, shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

                  (g) "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Florida are authorized or obligated by law or executive order to close.

                  (h) "Close of Business" on any given date means 5:00 p.m., eastern time, on such date. If such date is not a Business Day, however, it means 5:00 p.m., eastern time, on the next succeeding Business Day.

                  (i) "Common Stock" means the common stock, par value $.001 per share, of the Company, except that "common stock" when used with reference to any Person other than, the Company means the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

                  (j) "Company" shall have the meaning set forth in the preface above.

                  (k) "Current market price" shall have the meaning set forth in Section 11(d).

                  (l)      "Current Value" shall have the meaning set forth in
Section 11(a)(iii).

                  (m) "Distribution Date" shall have the meaning set forth in Section 3(a).

                  (n) "Common Stock Equivalent" shall have the meaning set forth in Section 11(a)(iii).

                  (o) "Equivalent Preferred Stock" shall have the meaning set forth in Section 11(b).

                  (p)      "Exchange Act" shall have the meaning set forth in
Section 1(d) above.

                  (q)      "Exchange Ratio" shall have the meaning set forth in
Section 24(a).

                  (r) "Exempt Person" means the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company or any Person or entity organized, appointed, or established by the Company for or pursuant to the terms of any such plan.

                  (s) "Expiration Date" shall have the meaning set forth in Section 7(a).



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                  (t)      "Final Expiration Date" shall have the meaning set
forth in Section 7(a).

                  (u)      "NASDAQ" shall mean The Nasdaq Stock Market.

                  (v) "Original Rights" shall have the meaning set forth in Section 1(f)(i).

                  (w) "Person" means any individual, firm, corporation, partnership, or other entity.

                  (x) "Preferred Stock" means the Series C Preferred Stock, $.001 par value of the Company having the rights and preferences set forth in the Certificate of Designation attached to this Agreement as Exhibit A.

                  (y) "Principal Party" shall have the meaning set forth in Section 13(b).

                  (z)      "Purchase Price" shall have the meaning set forth in
Section 4(a).

                  (aa) "Record Date" shall have the meaning set forth in the preface at the beginning of this Agreement.

                  (bb) "Redemption Price" shall have the meaning set forth in Section 23(a).

                  (cc) "Rights" shall have the meaning set forth in the preface at the beginning of this Agreement.

                  (dd) "Rights Agent" shall have the meaning set forth in the preface at the beginning of this Agreement.

                  (ee) "Rights Certificates" shall have the meaning set forth in Section 3(a).

                  (ff) "Rights Dividend Declaration Date" shall have the meaning set forth in the preface at the beginning of this Agreement.

                  (gg) "Section 11(a)(ii) Event" shall have the meaning set forth in Section 11(a)(ii).

                  (hh) "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii).

                  (ii) "Section 13 Event" means any event described in clauses (x), (y), or (z) of Section 13(a).

                  (jj) "Spread" shall have the meaning set forth in Section 11(a)(iii).

                  (kk) "Stock Acquisition Date" means the first date of public announcement (that, for purposes of this definition, shall include, a report filed pursuant to the Exchange




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Act) by the Company or an Acquiring Person that an Acquiring Person has become an Acquiring Person.

                  (ll) "Subsidiary" means, with reference to any Person, any corporation or other entity of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or that is otherwise controlled by such Person.

                  (mm) "Substitution Period" shall have the meaning set forth in Section 11(a)(iii).

                  (nn) "Summary of Rights" shall have the meaning set forth in Section 3(b).

                  (oo)     "Trading Day" shall have the meaning set forth in
Section 11(d)(i).

                  (pp) "Triggering Event" means any Section 11(a)(ii) Event or any Section 13 Event.

         SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints First Union National Bank, a national banking institution, to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 shall before the Distribution Date also be the holders of Common Stock) in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent. In the event the Company appoints one or more co-rights agents, the respective duties of the Rights Agents and any co-rights agents will be as the Company may determine.

         SECTION 3.        ISSUE OF RIGHTS CERTIFICATES.

         (a) Until the earliest of (i) the Close of Business on the tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by the Company's Board of Directors) after the date that a tender or exchange offer by any Person (other than an Exempt Person) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding (the earlier of (i) or (ii) are referred to in this Agreement as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the outstanding certificates for the Common Stock and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date the Rights Agent will send by first-class, insured, postage-prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date,



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at the address of such holder shown on the records of the Company, one or more right certificates, in substantially the form of Exhibit A (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided in this Agreement. If an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p), at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

         (b) As promptly as practicable following the Record Date, the Company will send a copy of a summary of Rights, in substantially the form of Exhibit C (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

         (c) Rights shall be issued in respect of all shares of Common Stock that are issued after the Record Date but before the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear the following legend:

         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Pinnacle Holdings Inc. (the "Company") and First Union National Bank, a national banking institution, (the "Rights Agent") dated as of December 22, 2000 (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under circumstances described in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, without charge promptly after receipt of a written request therefor. Under circumstances described in the Rights Agreement, Rights issued to, or held by, any Person who is, was, or becomes an Acquiring Person, an Adverse Person, or any Affiliate or Associate thereof (as those terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

         With respect to certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by them shall be evidenced by the certificates alone and registered holders of Common Stock shall also be the registered holders of the associated




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Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

         SECTION 4.        FORM OF RIGHTS CERTIFICATES.

         (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B and may have such marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with applicable law or rule or with any rule of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one-hundredths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per share, the "Purchase Price"), but the amount and kind of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided in this Agreement.

         (b)      Any Rights Certificate issued pursuant to Section 3(a) or
Section 22 that represents Rights beneficially owned by: (i) an Acquiring Person, or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee before or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement, or understanding regarding the transferred Rights or (B) a transfer that the Board has determined is part of a plan, arrangement, or understanding that has as a primary purpose or effect avoidance of Section 7(e), and any Rights Certificate issued pursuant to Section 6 or
Section 11 upon transfer, exchange, replacement, or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend):

         The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in
Section 7(e) of such agreement.

         SECTION 5.        COUNTERSIGNATURE AND REGISTRATION.

         (a) The Rights Certificates shall be executed on behalf of the Company by its Chief Executive Officer, President, Chief Operating Officer, or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof that shall be attested by the Secretary or an Assistant Secretary of the




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Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. If an officer of the Company signs any of the Rights Certificates and then ceases to be an officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates nevertheless may be countersigned by the Rights Agent and issued and delivered by the Company with the same effect as though the person who signed such Rights Certificates had not ceased to be an officer of the Company. Any Rights Certificates may be signed on behalf of the Company by any person who is a proper officer of the Company to sign such Rights Certificate at the actual date of the execution of such Rights Certificate.

         (b) Following the Distribution Date, the Rights Agent will keep at its office designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued under this Agreement. Those books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, and the date of each of the Rights Certificates.

         SECTION 6. TRANSFER, SPLIT UP, COMBINATION, AND EXCHANGE OF RIGHTS CERTIFICATES: MUTILATED, DESTROYED, LOST, OR STOLEN RIGHTS CERTIFICATES.

         (a)      Subject to the provisions of Section 4(b), Section 7(e), and
Section 14, at any time after the Close of Business on the Distribution Date, and at or before the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined, or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock (or, following a Triggering Event, other securities, cash, or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitle such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine, or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined, or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), and Section 14, countersign and deliver to the Person entitled thereto a Rights Certificate or Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination, or exchange of Rights Certificates.



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

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction, or mutilation of a Rights Certificate, and, in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed, or mutilated.

         SECTION 7.        EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE
OF RIGHTS.

         (a) Subject to Section 7(e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as this Agreement otherwise provides), in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side of the Rights Certificate duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one-hundredths of a share of Preferred Stock (or other securities, cash, or assets, as the case may be) as to which such surrendered Rights are then exercisable, at or before the earlier of (i) the Close of Business on the tenth anniversary of the Record Date (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23, or (iii) the time at which such Rights are exchanged as provided in Section 24, (the earlier of (i), (ii), and (iii) is referred to in this Agreement as the "Expiration Date").

         (b) The Purchase Price for each one one-hundredth share of Preferred Stock pursuant to the exercise of a Right shall initially be $60.00, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) and shall be payable in accordance with paragraph (c) below.

         (c) Upon receipt of a Rights Certificate representing exercisable Rights with the form of election to purchase and the certificate duly executed, accompanied by payment with respect to each Right so exercised of the Purchase Price per one one-hundredth share of Preferred Stock (or for such Common Stock or other securities, cash, or assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k), thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares of Preferred Stock to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests) or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights under this Agreement with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent



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

with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14,
(iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11
(a)(iii)) shall be made in cash or by certified bank check or bank draft payable to the Company. If the Company is obligated to issue other securities of the Company, pay cash, or distribute other property pursuant to Section 11(a), the Company will make all arrangements necessary so that such other securities, cash, or other property are available for distribution by the Rights Agent, if and when appropriate.

         (d) If the registered holder of any Rights Certificate shall exercise fewer than all the Rights evidenced thereby, the Rights Agent shall issue and deliver a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14.

         (e) Notwithstanding anything in this Agreement to the contrary, after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person , (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate thereof) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any Associate or Affiliate thereof) who becomes a transferee before or concurrently with the Acquiring Person's becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement, or understanding regarding the transferred Rights or (B) a transfer that the Board of Directors of the Company has determined is part of a plan, arrangement, or understanding that has the avoidance of this Section 7(e) as a primary purpose or effect, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person, or their respective Affiliates, Associates, or transferees under this Agreement.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights

Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         SECTION 8.        CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES.
All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination, or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         SECTION 9.        RESERVATION AND AVAILABILITY OF CAPITAL STOCK.

         (a) Subject to the terms of its certificate of incorporation, the Company agrees that it will use its best efforts to cause to be reserved out of its authorized and unissued Preferred Stock the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights, and, after the occurrence of a Triggering Event shall so reserve a number of shares of Preferred Stock (or other securities) that will be sufficient to permit the exercise in full of all outstanding rights according to Section 7.

         (b) So long as the shares of Preferred Stock (and, after the occurrence of a Triggering Event, any other securities) issuable upon the exercise of Rights may be listed on any national securities exchange or quoted on NASDAQ, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Preferred Stock or such other securities reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

         (c) The Company agrees that it will take all action that may be necessary to ensure that all shares of Preferred Stock (or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for shares of Preferred Stock (or other securities) (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares (except as otherwise provided by a corporation law applicable to the Company).

         (d) The Company further agrees that it will pay when due any federal or state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates or of any shares of Preferred Stock (or other securities) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of certificates for shares of Preferred Stock

(or other securities) in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise, or to issue or to deliver any certificates for shares of Preferred Stock (or other securities) upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

         (e) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a
Section 11(a)(ii) Event or an exchange pursuant to Section 24 on which the consideration to be delivered by the Company upon exercise or exchange of the Rights has been determined in accordance with Section 11(a) or Section 24, as the case may be, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights or exchanged for the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(e), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any suspension of the exercisability of the Rights referred to in this Section 9(e), the Company shall issue a public announcement that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

         SECTION 10. PREFERRED STOCK RECORD DATE. Each person in whose name any certificate for a number of shares of Preferred Stock (or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Preferred Stock (or other securities) represented thereby, and such certificate shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made. If the date of such surrender and payment is a date upon which the Preferred Stock (or other securities) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or other securities) transfer books of the Company are open. Before the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in this Agreement.

         SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES, AND NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a)      (i)      If the Company shall after the date of this
Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the Record Date for such dividend or of the effective date of such subdivision, combination, or reclassification, and the number and kind of shares of Preferred Stock issuable on such date, shall be proportionately adjusted so that the holder of any Right thereafter exercised shall be entitled to purchase the aggregate number and kind of shares of Preferred Stock that, if the Right had been exercised immediately before such date, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. If the Record Date for any such dividend, subdivision, combination, or reclassification shall occur before the Distribution Date, however, the Company shall appropriately adjust the Purchase Price (taking into account any additional Rights that may be issued as a result of such dividend, subdivision, combination, or reclassification), in lieu of adjusting (as described above) the number of shares of Preferred Stock (or other capital stock, as the case may be) issuable upon exercise of the Rights. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made before, any adjustment required pursuant to Section 11(a)(ii).

                  (ii) Subject to Section 24, if any Person (other than an Exempt Person), alone or together with its Affiliates and Associates, shall, at any time after the Rights Dividend Declaration Date become an Acquiring Person (a "Section 11(a)(ii) Event"), then immediately upon the occurrence thereof, each holder of a Right (except as provided below and in Section 7(e) and 11(a)(iii)) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price (but in no event less than the par value per share) multiplied by the number of one-hundredths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one-hundredths of a share of Preferred Stock for which a Right was exercisable (or, if the Distribution Date shall not have occurred before the date of such Section 11(a)(ii) Event, the number of one-hundredths of a share of Preferred Stock for which a Right would have been exercisable if the Distribution Date had occurred on the Business Day immediately preceding the date of such Section 11(a)(ii) Event) immediately before such Section 11(a)(ii) Event and (y) dividing that product by 50% of the current market price per one share of Common Stock of the Company (determined pursuant to Section 11(d)) on the date of the occurrence of the event set forth in this subparagraph (ii) (such number of shares being referred to as the "Adjustment Share Amount"). Successive adjustments shall be made pursuant to this paragraph each time a Section 11(a)(ii) Event occurs.

                  (iii) The Company may at its option substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) a number of shares of Preferred Stock or fraction thereof such that the current per share market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock. If there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Board of Directors shall, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the excess of (1) the value of the Adjustment Share Amount issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right (subject to Section 7(e)), make adequate provision to substitute for the Adjustment Share Amount, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price (but in no event to less than the par value per share), (3) Preferred Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock that the Board of Directors of the Company has deemed to have the same value as shares of Common Stock (such shares of preferred stock referred to in this Agreement as "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a recognized investment banking firm selected by the Board of Directors of the Company. If, however, the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) are referred to in this Agreement as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price (except for the payment of an amount equal to the par value of each share), shares of Common Stock (to the extent available) and then, if necessary, cash, which shares or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30 day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Trigger Date, so that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, is referred to in this Agreement as the "Substitution Period"). If the Company determines that some action need be taken pursuant to the first or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. If any such suspension occurs, the Company shall issue a public announcement that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the current market price (as determined pursuant to Section 11(d)) per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date.

                  (b) If the Company shall fix a record date for the issuance of rights (other than the Rights), options, or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Stock (or shares having the same rights, privileges, and preferences as the shares of Preferred Stock ("Equivalent Preferred Stock")) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the current market price per share of Preferred Stock (as determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately before such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock that the aggregate offering price of the total number of shares of Preferred Stock or Equivalent Preferred Stock to be offered (or the aggregate initial conversion price of the convertible securities to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities to be offered are initially convertible). In case such subscription price may be paid fully or partially in a consideration in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and if such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

                  (c) If the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidence of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or convertible securities, subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately before such record date by a fraction, the numerator of which shall be the current market price (as defined in Section 11(d)) per share of Preferred Stock on such record date, less the fair market value (as determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of the cash, assets, or evidence of indebtedness to be so distributed or of such convertible securities, subscription rights, or warrants distributable in respect of one share of Preferred Stock and the denominator of which shall be the current market price (determined pursuant to Section 11(d)) per share of the Preferred Stock; however, in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would be in effect if such record date had not been fixed.

         (d)      (i)      For the purpose of any computation under this
Agreement, other than computations made pursuant to Section 11(a)(iii), the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days (as defined below) immediately before such date and for purposes of computations made pursuant to Section 11(a)(iii), the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten consecutive Trading Days immediately following such date. If the "current market price" per share of the Common Stock is determined, however, during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination, or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, or reclassification, shall not have occurred before the commencement of the requisite 30-Trading Day or 10-Trading Day period, as set forth above, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on NASDAQ or, if the shares of Common Stock are not listed or admitted to trading on NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of

Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" means a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share means the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                  (ii) For the purpose of any computation hereunder, the "current market price" per share (or one one-hundredths of a share) of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per share (or one one-hundredth of a share) of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends, and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock and the "current market price" per one one-hundredth of a share of Preferred Stock shall be equal to the current market price per share of the Common Stock (as appropriately adjusted for such events as stock splits, stock dividends, and recapitalizations with respect to the Common Stock occurring after the date of this Agreement). If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

         (e) Anything in this Agreement to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase Price. Any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that requires such adjustment or (ii) the Expiration Date.

         (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any share or fraction of a share of capital stock other than Preferred Stock, thereafter the number or fraction of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k), and
(m), and the provisions of Sections 7, 9, 10, 13, and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

         (g) All Rights originally issued by the Company after any adjustment to the Purchase Price under this Agreement shall represent the right to purchase, at the adjusted Purchase Price, the number of shares of Preferred Stock purchasable from time to time under this Agreement upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately before the making of such adjustment shall thereafter represent the right to purchase, at the adjusted Purchase Price, that number of one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one-hundredths of a share of Preferred Stock covered by a Right immediately before this adjustment, by (y) the Purchase Price in effect immediately before such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately before such adjustment. Each Right held of record before such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately before such adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall publicly announce its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten days after the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall promptly cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates representing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders before the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, any Rights Certificates issued may continue to express the Purchase Price per share and the number of shares that were expressed in the initial Rights Certificates issued under this Agreement.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Preferred Stock or other securities issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock or other securities at such adjusted Purchase Price. If upon any exercise of the Rights, a holder is to receive a combination of Common Stock and common stock equivalents, a portion of the consideration paid upon such exercise, equal to at least the then par value of a share of Common Stock of the Company, shall be allocated at the payment for each share of Common Stock of the Company so received.

         (l) If this Section 11 requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect before such adjustment.

         (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable so that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends, or (v) issuance of rights, options, or warrants referred to in this
Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

         (n) The Company agrees that it shall not, after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if (x) at the time of or immediately after such consolidation, merger, or sale there are any rights, warrants, or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) before, simultaneously with, or immediately after such consolidation, merger, or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

         (o) The Company agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24, or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

         (p) Anything in this Agreement to the contrary notwithstanding, if the Company after the Rights Dividend Declaration Date and before the Distribution Date (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, or (iii) combines the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but before the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately before such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately before the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

         SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 and Section 13, the Company shall (a) promptly prepare a certificate describing such adjustment and a brief statement of the facts giving rise to such adjustment, (b) promptly file with the Rights Agent, and with the transfer agent for the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if before the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein and shall not be obligated or responsible for calculating any adjustment nor shall it be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

         SECTION 13. CONSOLIDATION, MERGER, OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

         (a) If, following a Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or
(z) the Company shall sell, mortgage, or otherwise transfer (or one or more of its Subsidiaries shall sell, mortgage, or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o)), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable, and freely tradable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of call or first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one-hundredths of a share of Preferred Stock for which a Right is then exercisable (without taking into account any adjustment previously made pursuant to Section 11(a)(ii)) and dividing that product (that, following the first occurrence of a
Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) 50% of the current market price (determined pursuant to Section 11(d)(i)) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
Section 11 shall apply only to such Principal Party following the first occurrence of a Section 13 Event; and (iv) such Principal Party shall take such steps (including the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions of this Agreement shall thereafter be applicable, as nearly as practicable, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights.

         (b)      "Principal Party" means

                  (i)      in the case of any transaction described in clause
(x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation, and

                  (ii)     in the case of any transaction described in clause
(z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

         If, however, (1) the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-months registered under
Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons, the rules set forth in (1) and (2) above shall apply to each of the Persons having an interest in such joint venture as if such joint venture were a "Subsidiary" of both or all of such Persons and, in connection therewith, "principal party" shall refer to each of such Persons and each such principal party shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such joint venture bear to the total of such interests.

         (c) If, for any reason, the Rights cannot be exercised for the Common Stock of such Principal Party, then a holder of Rights will have the right to exchange each Right for cash from such Principal Party in an amount equal to the Purchase Price as calculated above. If, for any reason, the foregoing formulation cannot be applied to determine the cash amount to which the holder of Rights is entitled, then the Board of Directors of the Company, based upon the advice from one or more investment banking firms shall determine such amount reasonably and in good faith.

         (d) The Company shall not consummate any such consolidation, merger, sale, or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless previously the

Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a), (b), and (c) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will

                  (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

                  (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act; and

                  (iii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate.

         The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, sales, or other transfers. If a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not previously been exercised shall become exercisable in the manner described in Section 13(a).

         (e) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. If a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall be exercisable in the manner described in Section 13(a).

         SECTION 14.       FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

         (a) The Company shall not be required to issue fractions of Rights, except before the Distribution Date as provided in Section 11(p), or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there may be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately before the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on NASDAQ or, if the Rights are not listed or admitted to trading on NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

         (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates that evidence fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-hundredth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-hundredth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges, and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-hundredth of a share of Preferred Stock shall be one one-hundredth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately before the date of such exercise.

         (c) Following the occurrence of one of the transactions or events specified in Section 11 giving rise to the right to receive common stock equivalents (other than Preferred Stock) or other securities upon the exercise of a Right, the Company shall not be required to issue fractions of shares or units of such common stock equivalents or other securities upon exercise of the Rights or to distribute certificates that evidence fractional shares of such common stock equivalents or other securities. In lieu of fractional shares or units of such common stock equivalents or other securities, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share or unit of such common stock equivalent or other securities. For purposes of this Section 14(c), the current market value of such share or unit shall be determined in the manner set forth in Section 11(d)(i) with respect to shares of Common Stock except that the current market price shall be determined by reference only to the Trading Day immediately before the date of such exercise.

         (d) Except as otherwise expressly provided herein, the holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

         SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, except those rights of action vested in the Rights Agent pursuant to Sections 20 and 21, are vested in the respective registered holders of the Rights Certificates (and, before the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, before the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, before the Distribution Date, of the Common Stock), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights represented by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations under this Agreement and injunctive relief against actual or threatened violations of the obligations under this Agreement of any Person subject to this Agreement.

         SECTION 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the same agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) before the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

         (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

         (c) subject to Section 6(a) and Section 7(f), the Company and the Rights Agent may treat the person in whose name a Rights Certificate (or, before the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights represented thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be affected by any notice to the contrary; and

         (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of their inability to perform any of their obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation. The Company must, however, use reasonable efforts promptly to have any such order, decree, or ruling lifted or otherwise overturned.

         SECTION 17.        RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER.
No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends, or be deemed for any purpose the holder of the fraction of a share (or number of shares) of Preferred Stock, Common Stock, or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented there-by, nor shall anything contained in this Agreement or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Sections 24 and 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions of this Agreement.

         SECTION 18.       CONCERNING THE RIGHTS AGENT.

         (a) The Company agrees to pay to the Rights Agent reasonable compensation for services rendered by it under this Agreement and, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements incurred in the exercise and performance of its duties under this Agreement. The Company also agrees to indemnify the Rights Agent, its directors, officers, employees, and agents for, and to hold each of them harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith, or willful misconduct on the part of the Rights Agent or such other indemnified party, for anything done or omitted by the Rights Agent or such other indemnified party in connection with the acceptance and administration of this Agreement or the performance of the Rights Agent's duties hereunder, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided for in this Agreement shall survive the expiration of the Rights, the resignation or removal of the Rights Agent and the termination of this Agreement.

         (b) The Rights Agent shall be protected and shall incur no liability for or with respect to any action taken, suffered, or omitted by it in connection with its administration of this Agreement or the performance of the Rights Agent's duties hereunder in reliance upon any Rights Certificate or certificate for Preferred Stock, Common Stock, or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

         SECTION 19.       MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS
                           AGENT.

         (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement if such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. If such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         (b) If at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         SECTION 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, all of which shall bind the Company and the holders of Rights Certificates, by their acceptance thereof:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such advice or opinion.

         (b) Whenever in the performance of its duties under this Agreement, the Rights Agent shall deem it desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current market price") be established by the Company before taking or suffering any action under this Agreement, such fact or matter (unless other evidence in respect thereto is specifically prescribed in this Agreement) may be considered conclusively established by a certificate signed by the Chief Executive Officer, the President, Chief Operating Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary of the

Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable under this Agreement only for its own gross negligence, bad faith, or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify any such statements of fact or recitals (except as to its countersignature on such Rights Certificates). All such statements and recitals shall be considered to have been made only by the Company.

         (e) The Rights Agent shall not be responsible with respect to the validity of this Agreement or the execution and delivery of this Agreement (except the execution of this Agreement by the Rights Agent) or with respect to the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11, 3, 23, 13, or 24 or the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights represented by Rights Certificates after receipt of the certificate described in Section 12); nor shall it be deemed by any act under this Agreement to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized and issued, fully paid, and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties under this Agreement from the Chief Executive Officer, the President, Chief Operating Officer, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while awaiting instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent in accordance with its rights and obligations under this Rights Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, before taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions from an officer of the Company objecting to the action to be taken or omitted as specified in such application.

         (h) The Rights Agent and any stockholder, director, officer, or employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing in this Agreement shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty under this Agreement either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect, or misconduct, if the Rights Agent was not grossly negligent in the selection and continued employment thereof.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement or in the exercise of its rights, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

         (l) The Rights Agent undertakes only the express duties and obligations imposed on it by this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent.

         (m) Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

         SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days' notice (or such lesser notice as is acceptable to the Company) in writing mailed to the Company, and to each transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 60 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to the transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within 60 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, that is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it under this Agreement, and execute and deliver any further assurance, conveyance, act, or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this
Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         SECTION 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates representing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and before the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion, or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale, however, (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         SECTION 23.       REDEMPTION AND TERMINATION.

         (a) The Board of Directors of the Company may, at its option, at any time before the earlier of (i) the Close of Business on the tenth day following the Stock Acquisition Date (or such later date as the Board of Directors of the Company may determine) or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date of this Agreement (such redemption price is referred to in this Agreement as the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption under this Agreement has expired. The Company may, at its option, pay the Redemption Price either in shares of Common Stock (based on the "current market price," as defined in Section 11(d), of the shares of Common Stock at the time of redemption), cash, or any form of consideration deemed appropriate by the Company's Board of Directors.

         (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action or notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, before the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice that is mailed in the manner provided in this Agreement shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

         SECTION 24.       EXCHANGE.

         (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which would not include Rights that have become void pursuant to the provisions of Section 7(e)) for shares of Common Stock of the Company at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date of this Agreement (the "Exchange Ratio"). Notwithstanding the foregoing, the

Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

         (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this
Section 24 and without any further action or notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder, multiplied by the Exchange Ratio. The Company promptly shall give public notice of any such exchange; however, the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed as provided in this Agreement shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of a partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

         (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute shares of Preferred Stock (or Equivalent Preferred Stock, as such term is defined in Section 11(b) hereof) for shares of Common Stock exchangeable for Rights, at the initial rate of one one-hundredth of a share of Preferred Stock (or Equivalent Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the shares of Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

         (d) If the Company shall not have sufficient shares of Common Stock authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all action necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

         (e) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates that represent fractions of shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company may pay to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For purposes of this paragraph (e), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i)) for the Trading Day immediately before to the date of exchange pursuant to this
Section 24.

         SECTION 25.       NOTICE OF CERTAIN EVENTS.

         (a) If the Company proposes, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), or (v) to effect the liquidation, dissolution, or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action that specifies the record date for such stock dividend, distribution of rights, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days before the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least 20 days before the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock, whichever is earlier.

         (b) In case any of the events described in Section 11(a)(ii) shall occur, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with
Section 26, a notice of the occurrence of such event that specifies the event and the consequences of the event to holders of Rights under Section 11(a)(ii) and (ii) all references in the preceding paragraph to Common Stock shall be deemed thereafter to refer, if appropriate, to other securities.

         SECTION 26. NOTICES. Any notice, demand, or delivery authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           Pinnacle Holdings Inc
                           301 North Cattlemen Road, Suite 300
                           Sarasota, Florida 34232
                           Attention: Chief Executive Officer

         Copies to:

                           Holland & Knight LLP
                           400 N. Ashley Drive, Suite 2300
                           Tampa, FL  33602
                           Attention: Chester E. Bacheller, Esq.

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           First Union National Bank
                           1525 West W.T. Harris Boulevard, 3C3
                           Charlotte, North Carolina 28288-1153
                           Attention:  Shareholder Services Group

         Notices or demands that this Agreement authorizes the Company or the Rights Agent to give to the holder of any Rights Certificate (or, if before the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         SECTION 27. SUPPLEMENTS AND AMENDMENTS. Before the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. Beginning on the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained in this Agreement that may be defective or inconsistent with any other provisions in this Agreement, (iii) to shorten or lengthen any time period under this Agreement, or (iv) to change or supplement the provisions under this Agreement in any manner that the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); however, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other period unless such lengthening is for the purpose of protecting, enhancing, or clarifying the rights of, or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made that changes the rights or duties of the Rights Agent under this Agreement without the consent of the Rights Agent. Before the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

         SECTION 28. SUCCESSORS. All the provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns under this Agreement.

         SECTION 29. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations considered advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations, and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board in good faith, shall (x) be final, conclusive, and binding on the Company, the Rights Agent, the holders of the Rights, and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights.

         SECTION 30. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, before the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy, or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, before the Distribution Date, registered holders of the Common Stock).

         SECTION 31. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated. Notwithstanding anything in this Agreement to the contrary, if any such provision is held by such court or authority to be invalid, void, or unenforceable and the Board of Directors determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors. Without limiting the foregoing, if any provision requiring that a determination be made by less than the entire Board of Directors is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, such determination shall then be made by the entire Board in accordance with applicable law and the Company's Certificate of Incorporation and Bylaws.

         SECTION 32. GOVERNING LAW. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within the State of Delaware.

         SECTION 33. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 34. DESCRIPTIVE HEADINGS. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

Attest: /s/ Jeffrey Card                          PINNACLE HOLDINGS INC.
        -----------------------------
        Chief Financial Officer

                                                  By: /s/ Steven R. Day
                                                      --------------------------

                                                  Name: Steven R. Day
                                                        ------------------------

                                                  Title: Chief Operating Officer
                                                         -----------------------

                                                  FIRST UNION NATIONAL BANK,
                                                  a national banking institution

                                                  By: /s/ DeVonna L. Musley
                                                      --------------------------

                                                  Name: DeVonna L. Musley
                                                        ------------------------

                                                  Title: Corporate Trust Officer
                                                         -----------------------

                                    Exhibit A

               FORM OF CERTIFICATE OF DESIGNATION, PREFERENCES AND
                       RIGHTS OF SERIES C PREFERRED STOCK

                                       of

                             PINNACLE HOLDINGS INC.

         Pursuant to Section 151 of the General Corporation Law of the State of Delaware, the undersigned officer of Pinnacle Holdings Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of

Section 103 thereof, DOES HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on December 22, 2000, adopted the following resolution creating a series of 2,000,000 shares of Preferred Stock designated as Series C Preferred Stock:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as "Series C Preferred Stock" par value of $.001 per share, and the number of shares constituting such series shall be 2,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options, or warrants or upon conversion of outstanding securities issued by the Corporation.

Section 2.        Dividends and Distributions.

                  (A) The holders of shares of Series C Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September, and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and non-cash (payable in kind) dividends or other distributions other than a dividend payable in shares of common stock (as defined below) or a subdivision of the outstanding shares of common stock (by reclassification or otherwise), declared on the common stock, par value $0.001 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. If the Corporation shall at any time after December 22, 2000 (the "Rights Dividend Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately before such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

                  (B) The Corporation shall declare a dividend or distribution on the outstanding shares of Series C Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 per share on the outstanding shares of Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Preferred Stock, unless the date of issue of such shares is before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days before the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. If the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately before such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

                  (B) Except as otherwise provided herein or by law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (C)      (i)      If at any time dividends on any Series C
Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period"), which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series C Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series C Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two Directors.

                           (ii)     During any default period, such voting right
of the holders of Series C Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number that may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of

Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series C Preferred Stock.

                           (iii)    Unless the holders of Preferred Stock shall,
during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chief Executive Officer, President, Chief Operating Officer, a Vice-President, or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to such holder at such holder's last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request, or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                           (iv)     In any default period, the holders of Common
Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                           (v)      Immediately upon the expiration of a default
period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or By-laws of the Corporation irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of

Incorporation or By-laws of the Corporation). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

         (D) Except as set forth herein, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.        Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i)      declare or pay dividends on, make any other
distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series C Preferred Stock;

                           (ii)     declare or pay dividends on or make any
other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii)    redeem or purchase or otherwise acquire for
consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series C Preferred Stock, provided that the Corporation may at any time redeem, purchase, or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation, or winding up) to the Series C Preferred Stock; or

                           (iv)     purchase or otherwise acquire for
consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6.        Liquidation, Dissolution, or Winding Up.

         (A) Upon any liquidation (voluntary or otherwise), dissolution, or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received per share an amount equal to the greater of 100 times $60.00 or 100 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series C Liquidation Preference"). Following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series C Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends, and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series C Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series C Preferred Stock and Common Stock, respectively, holders of Series C Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

         (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

         (C) In the event the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series C Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time after the Rights Dividend Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

Section 8. Redemption. The shares of Series C Preferred Stock shall not be redeemable.

Section 9. Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner that would materially alter or change the powers, preferences, or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series C Preferred Stock, voting separately as a class.

Section 10. Fractional Shares. Series C Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.

Section 11. Ranking. The Series C Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 22nd day of December, 2000.

                                              PINNACLE HOLDINGS INC.

                                              By:
                                                  ------------------------------

                                              Name:
                                                    ----------------------------

                                              Title:
                                                     ---------------------------

                                    Exhibit B

                                    ---------

                          [Form of Rights Certificate]

Certificate No. R-______________________             _________ Rights

NOT EXERCISABLE AFTER JANUARY 12, 2011 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) OF SUCH AGREEMENT.]*

                  Rights Certificate

                  PINNACLE HOLDINGS INC.

         This certifies that _______________________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement, dated as of December 22, 2000 (the "Rights Agreement"), between PINNACLE HOLDINGS INC., a Delaware corporation (the "Company"), and First Union National Bank, a national banking association (the "Rights Agent"), to purchase from the Company at any time before 5:00 p.m., eastern time, on January 12, 2001 at the office of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, non-assessable share of Series C Preferred Stock (the "Preferred Stock"), of the Company, at a purchase price of $60.00 per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of _______________, 2000, based on the Preferred Stock as constituted at such date. Capitalized terms not defined in this Rights Certificate shall have the meaning set forth in the Rights Agreement.

         As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock that may be purchased upon the exercise of the Rights represented by this Rights Certificate are subject to modification and adjustment upon the occurrence of certain events.


---------------------------
* The portion of the legend in brackets shall be inserted only if applicable, shall be modified to apply to an Acquiring Person, as applicable, and shall replace the preceding sentence.

         This Rights Certificate is subject to all provisions of the Rights Agreement, which provisions are hereby incorporated by reference and made a part of this Rights Certificate and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities under this Rights Certificate of the Rights Agent, the Company, and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the circumstances described in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate is exercised in part, the holder shall be entitled to receive upon surrender of this Rights Certificate another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.001 per Right payable in cash, common stock, or other consideration at any time before the earlier of the Close of Business on (i) the tenth day following the Stock Acquisition Date (as such period may be extended pursuant to the Rights Agreement), and (ii) the Final Expiration Date.

         No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced by this Rights Certificate (other than fractions that are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof, the Company will make a cash payment as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise of this Rights Certificate, nor shall anything contained in the Rights Agreement or in this Rights Certificate be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights represented by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         IN WITNESS WHEREOF the facsimile signature of the proper officers of the Company.

Dated as of ______________, ____

[SEAL]


ATTEST:                                     PINNACLE HOLDINGS INC.


_________________________                   By:_________________________________
Secretary
                                            Title:______________________________


Countersigned:

_________________________,
as Rights Agent


By:_______________________
    Authorized Signature



                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

                               ------------------

                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate.)

         FOR VALUE RECEIVED ___________________________________________ hereby sells, assigns, and transfers unto (Please print name and address of transferee)

________________________________________________________________________________

this Rights Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: ___________________, ____


                                                     ___________________________
                                                               Signature


Signature Guaranteed:

                    Certificate
                    ___________

The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being sold, assigned, and transferred by or on behalf of a Person who is or was an Acquiring Person, or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it did did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _________________, ____                       ___________________________
                                                               Signature

Signature Guaranteed:

                      NOTICE
                      ______

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                          ----------------------------

              (To be executed if holder desires to exercise Rights
                     represented by the Rights Certificate.)

To:      PINNACLE HOLDINGS INC.

         The undersigned hereby irrevocably elects to exercise ___________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock (or Common Stock or such other securities of the Company or any other Person) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security or other identifying number ______________________

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

         If such number of Rights shall not be all the Rights represented by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

             Form of Reverse Side of Rights Certificate - continued

Please insert social security or other identifying number ______________________

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

Dated: ____________________ , ____

                                                     ___________________________
                                                               Signature

Signature Guaranteed:

                   Certificate
                   ___________

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights represented by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _________________, ____                       ___________________________
                                                               Signature

Signature Guaranteed:

                     NOTICE
                     ______

         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT C

                          SUMMARY OF RIGHTS TO PURCHASE
                                 PREFERRED STOCK

         On December 22, 2000, the Board of Directors of Pinnacle Holdings, Inc. (the "Company") declared a dividend distribution of one preferred stock purchase right (a "Right") for every outstanding share of common stock, par value $.001 per share (the "Common Stock"), of the Company to stockholders of record at the close of business on January 12, 2001. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Union National Bank, a national banking institution, as Rights Agent.

1.       Common Stock Certificates Representing Rights

         Until the Distribution Date (as defined in Section 2 below), (a) the Rights shall not be exercisable, (b) the Rights shall be attached to and trade only together with the Common Stock, and (c) the stock certificates representing the Common Stock shall also represent the Rights attached to such Common Stock. Common Stock certificates issued after the Record Date and before the Distribution Date shall contain a notation incorporating the Rights Agreement by reference.

         After the Distribution Date, the Rights shall separate from the Common Stock, Rights certificates shall be issued, and the Rights shall become exercisable to purchase preferred stock as described in Section 5 below.

2.       Distribution Date

         The "Distribution Date" is the earliest of (i) the tenth day following the date of the first public announcement that any person (other than the Company or certain related entities, and with certain additional exceptions) has become the beneficial owner of 15% or more of the then outstanding Common Stock other than as the result of a Qualifying Offer (as defined in (b) below) (such person is an "Acquiring Person" and the date of such public announcement is the "Stock Acquisition Date") or (ii) the close of business on the tenth business day (or such later day as shall be designated by the Board of Directors) following the date of the commencement of, or the announcement of an intention to make, a tender offer or exchange offer, the consummation of which would cause any person (other than the Company and certain related entities and with certain additional exceptions) to become an Acquiring Person. In calculating the percentage of shares of outstanding Common Stock that are beneficially owned by any person, such person shall be deemed to beneficially own any shares of Common Stock issuable upon the exercise, exchange, or conversion of any options, warrants, or other securities beneficially owned by certain affiliates and associates of such person. Notwithstanding the foregoing, if any person shall become the beneficial owner of at least 15% of the outstanding Common Stock by reason of purchases of Common Stock by the Company, then such person shall not be deemed an "Acquiring Person" until such person thereafter acquires beneficial ownership of, in the aggregate, a number of additional shares of Common Stock equal to 1% or more of the then outstanding Common Stock.

3.       Issuance of Rights Certificates

         As soon as practicable following the Distribution Date, separate certificates representing only Rights shall be mailed to the holders of record of shares of Common Stock as of the close of business on the Distribution Date, and such separate Rights certificates alone shall represent such Rights from and after the Distribution Date.

4.       Expiration of Rights

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on January 12, 2011 unless earlier redeemed by the Company as described below.

5.       Exercise of Rights

         Unless the Rights have expired or been redeemed or exchanged, they may be exercised, at the option of the holders, pursuant to paragraphs (a), (b), or
(c) below. No Right may be exercised more than once or pursuant to more than one of such paragraphs. From and after the first event of the type described in paragraphs (b) or (c) below, each Right that is beneficially owned by an Acquiring Person or an affiliate or associate thereof shall be void.

         (a) Right to Purchase Preferred Shares. From and after the close of business on the Distribution Date, each Right (other than a Right that has become void) shall be exercisable to purchase one one-hundredth of a share of Series C Preferred Stock, par value $.001 per share, of the Company (the "Preferred Shares"), at an exercise price of $60.00 (the "Purchase Price"). The Preferred Shares are nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, are subordinate to any other series of the Company's preferred stock whether issued before or after the issuance of the Preferred Shares. The Preferred Shares may not be issued except upon exercise of Rights. The holder of a Preferred Share is entitled to receive when, as, and if declared, the greater of (i) cash and non-cash dividends in an amount equal to 100 times the dividends declared on each share of Common Stock or (ii) a preferential annual dividend of $100.00 per Preferred Share ($1.00 per one one-hundredth of a Preferred Share). In the event of liquidation, the holder of Preferred Shares shall be entitled to receive a liquidation payment in an amount equal to the greater of (1) $6,000.00 per Preferred Share $60.00 per one one-hundredth of a Preferred Share), plus all accrued and unpaid dividends and distributions on the Preferred Shares or (2) an amount equal to 100 times the aggregate amount to be distributed per share of Common Stock. Each Preferred Share has 100 votes, voting together with the shares of Common Stock. In the event of any merger, consolidation, or other transaction in which shares of Common Stock are exchanged, the holder of a Preferred Share shall be entitled to receive 100 times the amount received per share of Common Stock. The rights of the Preferred Shares as to dividends, voting, and liquidation preferences are protected by antidilution provisions. It is anticipated that the value of one one-hundredth of a Preferred Share should approximate the value of one share of Common Stock.

         (b) Right to Purchase Shares of Common Stock of the Company. If any person, alone or together with its affiliates or associates, shall become an Acquiring Person (subject to certain exceptions), each Right (other than a Right that has become void) shall be exercisable to purchase, at the Purchase Price (initially $60.00), shares of Common Stock with a market value equal to two times the Purchase Price. The Company may at its option or, if the Company does not have sufficient shares of Common Stock available for all Rights to be exercised, the Company shall substitute for all or any portion of the shares of Common Stock that would otherwise be issuable upon the exercise of the Rights, cash, assets, or other securities having the same aggregate value as such shares of Common Stock.

         (c) Right to Purchase Common Stock of a Successor Corporation. If, after a person has become an Acquiring Person, (i) the Company is acquired in a merger or other business combination in which the Company is not the surviving corporation, (ii) the Company is the surviving corporation in a merger or other business combination in which all or part of the outstanding shares of Common Stock are changed into or exchanged for stock or assets of another person, or
(iii) 50% or more of the Company's consolidated assets or earning power are sold, then each Right (other than a Right that has become void) shall thereafter be exercisable to purchase, at the Purchase Price (initially $60.00), shares of Common Stock or cash of the surviving corporation or purchaser, respectively, with an aggregate market value equal to two times the Purchase Price.

6.       Adjustments to Prevent Dilution

         The Purchase Price payable, and the number of Preferred Shares or shares of Common Stock issuable upon exercise of the Rights are subject to adjustment from time to time as set forth in the Rights Agreement to prevent dilution. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one percent of the Purchase Price.

7.       Cash Paid Instead of Issuing Fractional Securities

         No fractional securities shall be issued upon exercise of a Right (other than fractions of Preferred Shares that are integral multiples of one one-hundredth of a Preferred Share, which fractions may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash shall be made based on the market price of such securities on the last trading date before the date of exercise.

8.       Exchange

         At any time after any Person becomes an Acquiring Person and before the acquisition by such Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group that will have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

9.       No Stockholder Rights Before Exercise

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income if the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of an acquiring company as set forth above.

10.      Amendment of Rights Agreement

         Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company before the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person ), or to shorten or lengthen any time period under the Rights Agreement; however, no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-K dated December 22, 2000. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.